Exhibit 99.1

8500 Station Street

Suite 100

Mentor, Ohio 44060

For Immediate Release

Gas Natural Inc. Announces Pricing of

Offering of Common Shares

MENTOR, OH, October 31, 2013 – Gas Natural Inc. (NYSE MKT: EGAS) (the “Company”), a natural gas utility company serving approximately 73,000 customers in seven states, announced today the pricing of an underwritten public offering of 1,134,155 shares of its common stock at a price of $10.00 per share, of which 80,000 shares will be sold by the Company, 1,006,911 will be sold by the Company’s Chairman and Chief Executive Officer, Richard M. Osborne, and 47,244 shares will be sold by the Company’s Chief Financial Officer, Thomas J. Smith. The Company will not receive any proceeds from the sale of shares by Mr. Osborne and Mr. Smith. The Company expects to use the net proceeds from the shares sold by the Company for capital expenditures, working capital, acquisitions and other general corporate purposes. The offering is expected to close on November 5, 2013 subject to customary closing conditions.

The Company has granted the underwriter a 30-day option to purchase up to an additional 170,000 shares of common stock on the same terms and conditions to cover over-allotments, if any.

Janney Montgomery Scott LLC will serve as sole book-running manager for the offering and BB&T Capital Markets and Wunderlich Securities will serve as co-managers. The offering will be made only by means of a prospectus supplement. A copy of the prospectus supplement related to the offering can be obtained when available by contacting Janney Montgomery Scott LLC, 60 State Street, Boston, MA 02109, Attention: Equity Syndicate Department or via email at prospectus@janney.com.

A shelf registration statement relating to these securities has been filed with and declared effective by the U.S. Securities and Exchange Commission. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Gas Natural Inc.

Gas Natural Inc., a holding company, distributes and sells natural gas to end-use residential, commercial, and industrial customers. It distributes approximately 33 billion cubic feet of natural gas to approximately 69,000 customers through regulated utilities operating in Montana, Wyoming, Ohio, Pennsylvania, Maine, North Carolina and Kentucky. The Company’s other operations include

Gas Natural Inc. Announces Pricing of Offering of Common Shares

October 31, 2013

interstate pipeline, natural gas production, natural gas marketing and propane to approximately 4,000 customers. The Company’s Montana public utility was originally incorporated in 1909. Its strategy for growth is to expand throughput in the Maine and North Carolina markets while looking for acquisitions that are either adjacent to its existing utilities or in under saturated markets.

The Company’s toll-free number is 800-570-5688. Gas Natural Inc. regularly posts information on its website at www.egas.net.

Safe Harbor Regarding Forward-Looking Statements

The Company is including the following cautionary statement in this release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, Gas Natural Inc. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “believes” and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company’s business generally include but are not limited to the Company’s ability to successfully integrate the operations of the companies it has recently acquired and consummate additional acquisitions, the Company’s continued ability to make dividend payments, the Company’s ability to implement its business plan, fluctuating energy commodity prices, the possibility that regulators may not permit the Company to pass through all of its increased costs to its customers, changes in the utility regulatory environment, wholesale and retail competition, the Company’s ability to satisfy its debt obligations, including compliance with financial covenants, weather conditions, litigation risks, and various other matters, many of which are beyond the Company’s control, the risk factors and cautionary statements made in the Company’s public filings with the Securities and Exchange Commission, and other factors that the Company is currently unable to identify or quantify, but may exist in the future. Gas Natural Inc. expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Gas Natural Inc.‘s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

For more information contact:

Gas Natural Inc.	Investor Relations: Kei Advisors LLC
Thomas J. Smith, Chief Financial Officer	Deborah K. Pawlowski, Chairman & CEO
Phone: (440) 974-3770	Phone: (716) 843-3908
Email: tsmith@egas.net	Email: dpawlowski@keiadvisors.com

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